Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO SHANGHAI TAIWAN BOSTON HOUSTON LOS ANGELES HANOI HO CHI MINH CITY	FIRM and AFFILIATE OFFICES www.duanemorris.com	ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NEWARK LAS VEGAS CHERRY HILL LAKE TAHOE MYANMAR OMAN A GCC REPRESENTATIVE OFFICE OF DUANE MORRIS ALLIANCES IN MEXICO AND SRI LANKA

May 20, 2020

Paramount Gold Nevada Corp.

665 Anderson Street

Winnemucca, NV 89445

Re:	Paramount Gold Nevada Corp. – Registration Statement on Form S-3 for Additional Shares Filed Under Rule 462(b)

Ladies and Gentlemen:

We have acted as special counsel to Paramount Gold Nevada Corp., a Nevada corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of its Registration Statement on Form S-3 (the “462(b) Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”) of up to an aggregate of $1,414,400 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

The 462(b) Registration Statement was filed in connection with, and incorporates by reference the information contained in, the Company’s registration statement on Form S-3 (Registration No. 333-218295), initially filed with the Commission on May 26, 2017 and declared effective by the Commission on June 8, 2017 (the “Initial Registration Statement” and together with the 462(b) Registration Statement, the “Registration Statement”), including the prospectus contained therein (the “Prospectus”), as supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”).

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1. the Registration Statement;

2. the Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Nevada on April 10, 2015, as presently in effect (the “Company’s Certificate of Incorporation”);

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May 20, 2020

3. the Amended and Restated Bylaws of the Company in the form filed with the Commission on May 22, 2015, as presently in effect (the “Company’s Bylaws” and, together with the Company’s Certificate of Incorporation, the “Organizational Documents”); and

4. Resolutions of the Board of Directors of the Company adopted by unanimous consent on May 5, 2020, authorizing and approving the Registration Statement, the registration of the Common Stock for issuance and sale by the Company, and matters related thereto.

We have also examined such other certificates of public officials, such other certificates of officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents and upon the statements contained in the Registration Statement, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

As used herein with respect to any opinion or statement, the phrase “to our knowledge,” “known to us” or “of which we are aware,” or any other phrase of similar meaning, limits the opinion or statement it qualifies to the current conscious awareness by lawyers in the Primary Lawyer Group of factual matters or other information such lawyers recognize as being relevant to the opinion or statement so qualified. “Primary Lawyer Group” means any lawyer currently in this firm who (i) signs this opinion on behalf of the firm or (ii) actively renders legal services in connection with negotiating, documenting or reviewing the transactions contemplated by the Registration Statement. In connection with delivering this opinion, the lawyers in the Primary Lawyer Group, with your consent, have not made any inquiry of other lawyers currently or formerly practicing law with this firm or any review of files maintained by this firm.

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any Common Stock, (i) the Registration Statement has been declared effective and such effectiveness has not been terminated or rescinded, (ii) a Prospectus Supplement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission describing the Common Stock offered thereby and any other matters required thereby and will comply with applicable law, (iii) the definitive terms of the issuance and sale of the Common Stock will have been duly established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors

May 20, 2020

(or an authorized committee thereof) and in conformity with the applicable Organizational Documents and applicable law (including (A) the due reservation of any shares of Common Stock, and (B) the execution (in the case of certificated Common Stock), delivery and performance of the Common Stock shall have been duly completed and shall remain in full force and effect), (iv) upon issuance of any Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s Certificate of Incorporation and other relevant documents; (v) the Common Stock will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement; and (vi) there has not occurred any change in law or further action by the Company’s Board of Directors, in any case affecting the validity or enforceability of such Common Stock. We have also assumed that none of the terms of any Common Stock to be established after the date hereof, nor the issuance and delivery of such Common Stock, nor the compliance by the Company with the terms of such Common Stock will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that, with respect to the shares of Common Stock registered pursuant to the Registration Statement, when certificates representing such shares of Common Stock have been duly executed, issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, which consideration, on a per share basis, shall not be less than the par value of the Common Stock, then such shares of Common Stock will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to (i) the Nevada Revised Statues and (ii) those laws of the State of Nevada and those Federal securities laws, rules, and regulations of the United States of America, in each case which, in our experience, without having made any special investigation as to the applicability of any specific law, rule, or regulation, are normally applicable to transactions of the type contemplated by the Registration Statement (collectively, the “Applicable Laws”). No opinion is expressed as to the effect on the matters covered by this letter of the laws, rules or regulations of (i) the United States of America or the State of Nevada other than the Applicable Laws or (ii) any jurisdiction other than the United States of America, and the State of Nevada, whether in any such case applicable directly or through the Applicable Laws.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

May 20, 2020

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is to be used only in connection with the offer and sale of the Common Stock while the Registration Statement is in effect.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Duane Morris LLP